Exhibit 5.3

July 17, 2023

HEICO Corporation
3000 Taft Street
Hollywood, Florida 33021

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as (i) Arizona counsel to Robertson Fuel Systems, L.L.C., an Arizona limited liability company (“Robertson”), Apex Microtechnology, Inc., an Arizona corporation (“Apex”, and together with Robertson, the “Arizona Opinion Parties”) and (ii) Minnesota counsel to Ironwood Electronics, Inc., a Minnesota corporation (“Ironwood”, and together with the Arizona Opinion Parties, the “Opinion Parties”), subsidiaries of HEICO Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3, as filed by the Company and certain subsidiaries of the Company (collectively, the “Subsidiary Guarantors”) with the United States Securities and Exchange Commission as of the date set forth above, and as further amended or supplemented from time to time after the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the offer and sale. from time to time, pursuant to Rule 415 under the Securities Act, (I) by the Company of (a) Common Stock, par value $0.01 per share (the “Common Stock”); (b) Class A Common Stock , par value $0.01 per share (the “Class A Common Stock”); (c) Preferred Stock, par value $0.01 per share (the “Preferred Stock”); (d) debt securities of the Company (the “Debt Securities”), which may be senior or subordinated and issued pursuant to an indenture and any supplemental indenture (collectively, the “Indenture”) among the Company, the Subsidiary Guarantors, if applicable, and the trustee to be named therein (the “Trustee”); (e) depositary shares of the Company (the “Depositary Shares”) each representing a fractional interest in a share of a particular class or series of Preferred Stock and evidenced by a depositary receipt (the “Depositary Receipts”), which may be issued pursuant to a deposit agreement among the Company, a depositary to be named therein (the “Depositary”) and the holders from time to time of the Depositary Receipts issued thereunder (the “Deposit Agreement”); (f) warrants to purchase Debt Securities or equity securities, including Common Stock, Class A Common Stock or Preferred Stock (the “Warrants”), which may be issued pursuant to a warrant agreement between the Company and a warrant agent to be named therein (the “Warrant Agent”) (the “Warrant Agreement”); and (g) units comprised of one or more Debt Securities, Guarantees (as defined below), Common Stock, Preferred Stock and Warrants in any combination (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”), (II) by the Subsidiary Guarantors of guarantees of the Debt Securities (the “Guarantees”), and (III) by the selling shareholders to be named in a prospectus supplement, post-effective amendment, or in filings the Company makes with the Commission under the Securities Exchange Act of 1934, as amended, that are incorporated by reference to the Registration Statement (the “Selling Shareholders”) of shares of Common Stock and shares of Class A Common Stock (collectively, the “Shareholders’ Shares”).

HEICO Corporation

July 17, 2023

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion, we have reviewed originals or copies of the following documents:

(i)	the form of Indenture for Debt Securities (the “Indenture”);

(ii)	the Registration Statement;

(iii)	a Certificate of Good Standing issued by the Arizona Corporation Commission, with respect to Robertson, dated June 29, 2023 (the “Robertson Certificate of Good Standing”);

(iv)	a Certificate of Good Standing issued by the Arizona Corporation Commission, with respect to Apex, dated June 29, 2023 (the “Apex Certificate of Good Standing”);

(v)	a Certificate of Good Standing issued by the Minnesota Secretary of State, with respect to Ironwood, dated June 30, 2023 (the “Ironwood Certificate of Good Standing”);

(vi)	a copy of Robertson’s: (i) Articles of Organization, together with any amendments thereto as certified to us on the date hereof by a duly appointed officer of Robertson (the “Robertson Articles of Organization”), and (ii) Fourth Amended and Restated Operating Agreement, together with any amendments thereto as certified to us on the date hereof by a duly appointed officer of Robertson (the “Robertson Operating Agreement”; and together with the Robertson Articles of Organization, the “Robertson Organizational Documents”), in each case as attached to the Certificate to Counsel dated as of the date hereof provided to the undersigned counsel by Carlos L. Macau, Jr., Treasurer of each of the Opinion Parties (the “Certificate to Counsel”);

HEICO Corporation

July 17, 2023

(vii)	a copy of Apex’s: (i) Articles of Incorporation, together with any amendments thereto as certified to us on the date hereof by a duly appointed officer of Apex (the “Apex Articles of Incorporation”), and (ii) Bylaws, as certified to us on the date hereof by a duly appointed officer of Apex (the “Apex Bylaws”; and together with the Apex Articles of Incorporation, the “Apex Organizational Documents”), in each case as attached to the Certificate to Counsel;

(viii)	a copy of Ironwood’s: (i) Second Amended and Restated Articles of Incorporation, together with any amendments thereto as certified to us on the date hereof by a duly appointed officer of Ironwood (the “Ironwood Articles of Incorporation”), and (ii) Amended and Restated Bylaws, as certified to us on the date hereof by a duly appointed officer of Ironwood (the “Ironwood Bylaws”; and together with the Ironwood Articles of Incorporation, the “Ironwood Organizational Documents”), in each case as attached to the Certificate to Counsel; and

(ix)	certain resolutions adopted by the board of directors or managers, as applicable of the Opinion Parties relating to the Registration Statement and related matters certified to us on the date hereof by a duly appointed officer of each Opinion Party (the “Resolutions”); and

(x)	the Certificate to Counsel.

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of each of the Opinion Parties, such agreements, certificates of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In delivering this opinion letter, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Registration Statement other than the Opinion Parties; (d) the entity power of each party to the Registration Statement (other than the Opinion Parties) to execute, deliver and perform the Registration Statement and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Opinion Parties) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement by such party; (f) as to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Opinion Parties; (g) the Resolutions have not been modified, amended, revoked or rescinded; and (h) each of (i) the Robertson Organizational Documents, (ii) the Apex Organizational Documents, and (iii) the Ironwood Organizational Documents (collectively, the “Organizational Documents”) have not been modified, amended, revoked or rescinded.

HEICO Corporation

July 17, 2023

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that:

1.	Based solely on the Robertson Certificate of Good Standing, Robertson is a limited liability company validly organized and in good standing under the laws of the State of Arizona. Based solely on the Apex Certificate of Good Standing, Apex is a corporation validly organized and in good standing under the laws of the State of Arizona. Based solely on the Ironwood Certificate of Good Standing, Ironwood is a corporation validly existing and in good standing under the laws of the State of Minnesota.

2.	As for any Guarantee issued by any of the Opinion Parties, when (i) the issuance and terms of any Guarantee by each of the Opinion Parties and the terms of the offering thereof have been (A) duly established in conformity with the applicable Indenture or any supplemental indenture thereto, so as not to violate applicable law, or rule or regulation thereunder applicable to such Opinion Party, affect the enforceability of such Guarantee or result in a default under or breach of any agreement or instrument binding on such Opinion Party, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Opinion Party and (B) duly authorized by proper action of the Board of Directors or the Board of Managers, as the case may be, of such Opinion Party in accordance with its Organizational Documents, as the case may be, and (ii) such Guarantee has been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement, the applicable Indenture and any supplemental indenture thereto and issued and sold as contemplated in the Registration Statement, such Opinion Party will have the corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under the applicable Indenture, any supplemental indenture and the Guarantee, to the extent it is a party thereto, and will have taken the required steps to authorize the execution and delivery of the applicable Indenture and the Guarantees to which it is a party under (x) the State of Arizona, with respect to each of the Arizona Opinion Parties, and (y) the State of Minnesota, with respect to Ironwood.

This opinion is limited to the laws of the State of Arizona, in the case of the Arizona Opinion Parties, and the State of Minnesota, in the case of Ironwood, each as in effect on the date hereof. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

HEICO Corporation

July 17, 2023

This opinion speaks only as of the date hereof and we assume no obligations to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished to you in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm Akerman LLP solely in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP
BALLARD SPAHR LLP